UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

See statement in Item 7.01 below.

Item 7.01. Regulation FD Disclosure

In connection with proposed debt financing transactions by WMG Acquisition Corp., a subsidiary of Warner Music Group Corp., the information set forth below was provided to potential investors. Except as otherwise indicated, the terms “we,” “us,” “our,” “ours,” and “Warner Music Group” refer to WMG Acquisition Corp. The term “Parent” refers to Warner Music Group Corp., the indirect parent of Warner Music Group.

Recent Developments

We have presented below certain preliminary estimated financial information of Parent for the three months ended September 30, 2012 based on currently available information. We have also presented below a preliminary estimate of Warner Music Group’s Covenant EBITDA for the twelve months ended September 30, 2012. Neither Parent nor Warner Music Group has finalized its results for the periods presented below. In addition, Ernst & Young LLP, our independent public accounting firm, has not performed any procedures with respect to the preliminary estimated financial information contained below, nor have they expressed any opinion or other form of assurance on such preliminary estimated financial information or its achievability. These preliminary estimates should not be regarded as a representation by Parent, us, our management or the initial purchasers as to our actual financial results for the periods presented below. The preliminary estimated financial information presented below is inherently uncertain, is subject to change and Parent’s or our actual financial results may differ from such preliminary estimates.

For the three months ended September 30, 2012, Parent’s consolidated revenue is estimated to have been in a range of approximately $721 million to $741 million, compared to $719 million for the combined three months ended September 30, 2011. Of this amount, we estimate revenue of our Recorded Music business, prior to intersegment eliminations, to have been in a range of approximately $598 million to $614 million, compared to $583 million for the combined three months ended September 30, 2011, and revenue of our Music Publishing business, prior to intersegment eliminations, to have been in a range of approximately $130 million to $134 million, compared to $141 million for the combined three months ended September 30, 2011. OIBDA for Parent is estimated to have been in a range of approximately $100 million to $110 million, compared to $41 million for the combined three months ended September 30, 2011. Warner Music Group’s Covenant EBITDA is estimated to have been in a range of approximately $460 million to $470 million for the fiscal year ended September 30, 2012. We also estimate our cash and cash equivalents as of September 30, 2012 to have been approximately $300 million, which amount does not reflect our payment of interest of approximately $54 million on October 1, 2012.

Because of the forward-looking nature of the estimated OIBDA and Covenant EBITDA ranges presented above, specific quantifications of the amounts that would be required to reconcile estimated net loss to estimated OIBDA and Covenant EBITDA are not available. We believe that there is a degree of volatility with respect to certain of our GAAP measures, including certain adjustments made in order to arrive at the relevant non-GAAP measures, which preclude us from providing accurate estimated GAAP to non-GAAP reconciliations. We believe that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP OIBDA and Covenant EBITDA to estimated net loss would imply a degree of precision that could be confusing or misleading to investors for the reasons identified above.

Forward Looking Statements

Certain statements and information in this report, including the information with respect to Parent’s and our projected estimated financial results and any statements other than statements of historical facts, may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. There are a number of risks and uncertainties that could cause Parent’s and our actual results to differ materially from those provided herein, including: the decline of the recorded music industry; downward pressure on our pricing and our profit margins and reductions in shelf space; our ability to identify, sign and retain artists and songwriters and the existence or absence of superstar releases and local economic conditions in the countries in which we operate; threats to our business associated with home copying and Internet downloading; the significant threat posed to our business and the music industry by organized industrial piracy; the impact of legitimate channels for digital distribution of our creative content; our dependence on a limited number of online music stores, in particular Apple’s iTunes Music Store, for the online sale of our music recordings and their ability to significantly influence the pricing structure for online music stores; our involvement in intellectual property litigation; significant fluctuations in our operations and cash flows from period to period; our inability to compete successfully in the highly competitive markets in which we operate; further consolidation of our industry and its impact on the competitive landscape of the music industry, specifically the acquisition of EMI’s recorded music business by Universal Music Group and the acquisition of EMI’s music publishing business by a consortium led by Sony Corporation of America; trends, developments or other events in some foreign countries in which we operate; our failure to attract and retain our executive officers; rate regulation of a significant portion of our Music Publishing revenues by government entities or by local third-party collection societies; an impairment in the carrying value of goodwill or other intangible and long-lived assets; unfavorable currency exchange rate fluctuations; our failure to have full control and ability to direct the operations we conduct through joint ventures; legislation limiting the terms by which an individual can be bound under a “personal services” contract; a potential loss of catalog if it is determined that recording artists have a right to recapture rights in their recordings under the U.S. Copyright Act; risks inherent in acquisitions or business combinations; risks inherent to the outsourcing of information technology infrastructure and certain finance and accounting functions; the fact that we have engaged in substantial restructuring activities in the past, and may need to implement further restructurings in the future and our restructuring efforts may not be successful or generate expected cost savings; risks relating to Access Industries, Inc., which, together with its affiliates, indirectly owns all of our outstanding capital stock, and controls our company and may have conflicts of interest with the holders of our debt or us in the future, reliance on one company as the primary supplier for the manufacturing, packaging and physical distribution of our products in the U.S. and Canada and part of Europe; risks related to evolving regulations concerning data privacy which might result in increased regulation and different industry standards; and risks related to other factors discussed in Parent’s Annual report on Form 10-K for the year ended September 30, 2011 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2011, March 31, 2012 and June 30, 2012.

Non-GAAP Financial Measures

This report includes a discussion of Parent OIBDA and Warner Music Group Covenant EBITDA. These measures are non-GAAP financial measures that in each case are not recognized under accounting principles generally accepted in the United States, or “GAAP”.

OIBDA is defined as Parent’s operating income (loss) before non-cash depreciation of tangible assets, non-cash amortization of intangible assets and non-cash impairment charges to reduce the carrying value of goodwill and intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, including the ability to provide cash flows to service debt. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income (loss) and other measures of financial performance reported in accordance with GAAP. Covenant EBITDA as presented herein is a financial measure defined in the instruments governing Warner Music Group’s outstanding indebtedness, including the indenture governing Warner Music Group’s outstanding 11.50% Senior Notes due 2018 as “EBITDA.” Covenant EBITDA differs from the term “EBITDA” as it is commonly used. For example, the definition of Covenant EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses not typically excluded in the calculation of “EBITDA” such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement) and (6) stock-based compensation expense and also includes an add-back for certain projected cost savings and synergies. Because not all companies calculate OIBDA and Covenant EBITDA identically (if at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered as substitutes for the information contained in the historical financial information of Parent and Warner Music Group prepared in accordance with GAAP.

This report also includes a discussion of certain results for Parent that are presented on a combined basis. In accordance with GAAP and as a result of the acquisition of Parent by Access Industries, Inc. in July 2011, Parent’s historical consolidated financial results for fiscal 2011 are presented in two periods: the period from July 20, 2011 to September 30, 2011 (“Successor”) and from October 1, 2010 to July 19, 2011 (“Predecessor”). The Successor period and the Predecessor period are presented on different bases and are, therefore, not comparable. We believe that presenting the 2011 results discussed in this report on a combined basis enables a meaningful comparison of Parent’s historical and estimated results. These combined presentations have not been prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson Paul M. Robinson Executive Vice President, General Counsel and Secretary

Date: October 16, 2012